UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Plan

On December 4, 2018, the Organization and Compensation Committee (the O&C Committee) of the Board of Directors of DTE Energy Company (DTE Energy or the Company) approved 2019 performance measures, weightings and metrics under the Company’s Annual Incentive Plan (AIP). Gerard M. Anderson, Peter B. Oleksiak, David E. Meador and Gerardo Norcia are the Company’s “named executive officers” disclosed in the Company’s 2018 proxy statement (NEOs).

The following table summarizes the annual measures for 2019 under the AIP for the NEOs in determining their total annual incentive award:

Measures	Weight

DTE Energy Operating Earnings Per Share	20%
DTE Energy Adjusted Cash Flow	20%
Customer Satisfaction Index	8%
Customer Satisfaction Improvement Program Index-Defects	4%
Customer Satisfaction Improvement Program Index-Plus One	4%
Michigan Public Service Commission (MPSC) Customer Complaints	4%
DTE Energy Employee Engagement-Gallup	10%
DTE Energy Safety Performance and Effectiveness Index	10%
Utility Operating Excellence Index	20%

Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. For 2019, targets for these officers range from 75% to 125%, including Mr. Anderson, the Company’s Chairman and Chief Executive Officer. Award amounts paid to each AIP participant are determined as follows: (1) the executive’s most recent year-end base salary is multiplied by an AIP target percentage to arrive at the target award; (2) the overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target and maximum levels for each objective; (3) the target award is then multiplied by the performance payout percentage to arrive at the calculated award; and (4) the calculated award is then adjusted by an individual performance modifier (assessment of an individual executive’s achievements for the year), which can range from 0% to 150%, to arrive at the final award amount.

Long-Term Incentive Plan

On December 4, 2018, the O&C Committee approved 2021 performance measures, weightings and metrics for executive officers, including the NEOs, under the DTE Energy Company Long Term Incentive Plan (LTIP). The LTIP, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. The target award may be modified by the O&C Committee and is then delivered in the form of restricted stock, stock options and performance shares. For long term incentive awards granted in 2019, which pay out or vest in 2021, targets for these officers range from 240% to 500%, including the Chairman and Chief Executive Officer.

Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2021 award is January 1, 2019 through December 31, 2021. Payments earned under the 2021 award can range from 0% to 200% of target, based upon achievement of performance measures. The two measures and weightings for the NEOs are: (1) total shareholder return vs. total shareholder return of peer group companies (80%), and (2) ratio of funds from operations to debt (20%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

DTE ENERGY COMPANY (Registrant)

/s/ Diane M. Antishin Diane M. Antishin Vice President- Human Resources Operations